UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2014

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 20, 2014, NiSource Finance Corp. (“NiSource Finance”), as borrower, and NiSource Inc. (the “Company”), as guarantor, entered into a $750 million Term Loan Agreement (the “Agreement”) with the lenders party thereto, CoBank ACB, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC and CoBank, ACB, as Joint Lead Arrangers and Joint Bookrunners. NiSource Finance borrowed the full $750 million on August 20, 2014. The term loan matures August 18, 2017 and bears interest at the option of the Company at:

•
a rate equal to (A) the Alternate Base Rate (which is a floating rate equal to the highest of (i) the prime rate of interest announced by the Administrative Agent from time to time, (ii) the Federal Funds Effective Rate in effect from time to time + 0.50% and (iii) one-month LIBO rate + 1.0%) plus (B) an applicable margin (which applicable margin is currently 0 basis points), or

•	a rate equal to (A) the 1, 2, 3 or 6-month LIBO rate plus (B) an applicable margin (which applicable margin is currently 100 basis points).

The Agreement includes one financial covenant, a maximum debt-to-capitalization covenant set at 70%, which is consistent with NiSource Finance’s existing $2 billion Amended and Restated Revolving Credit Agreement and $325 million Amended and Restated Credit Agreement.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: August 25, 2014	By:	/s/ David J. Vajda
David J. Vajda
Vice President, Treasurer and Chief Risk Officer